EXHIBIT 1.4

                                      YUKON
                            BUSINESS CORPORATIONS ACT
                                  (Section 190)

                                                                       Form 3-01
     ARTICLES  OF  CONTINUANCE
________________________________________________________________________________
1.   Name  of  Corporation:
     INSIDE  HOLDINGS  INC.
________________________________________________________________________________
2. The classes and any maximum number of shares that the Corporation is authorized to issue:
     The attached Schedule "A" is incorporated and forms part of the Articles of Continuance.
________________________________________________________________________________
3.   Restrictions,  if  any,  on  share  transfers:

     There  are  no  restrictions  on  the  share  transfers.
________________________________________________________________________________
4.   Number (or  minimum  and  maximum  number)  of  Directors:

     Not  less  than  three  (3),  nor  more  than  fifteen  (15)
________________________________________________________________________________
5.   Restrictions,  if  any,  on  business  the  Corporation  may  carry  on:

     The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.
________________________________________________________________________________
6.   If  change  of  name  effected,  previous  name:

     NOT  APPLICABLE
________________________________________________________________________________
7.   Details  of  incorporation:

     Amalgamated  in  British  Columbia on July 7, 1992 under number 428549.
________________________________________________________________________________
8.   Other  provisions,  if  any:

     The attached Schedule "B" is incorporated and forms part of the Articles of Continuance.
________________________________________________________________________________
9.   Date:  October 4, 2000
           ----------------------------
     Signature  /s/  Paul A. Visosky              Title:  Secretary
              --------------------------------          ------------------------
________________________________________________________________________________


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                                  SCHEDULE "A"

                              INSIDE HOLDINGS INC.

The classes and any maximum number of shares that the Corporation is authorized to issue:

The Corporation is authorized to issue 100,000,000 Common shares without nominal or par value and the authorized capital of the Corporation is:


1. Common shares shall have attached thereto the following preferences, rights, conditions, restrictions, limitations, or prohibitions:

          (a)   Voting
                ------

          Holders of Common shares shall be entitled to vote at any meeting of the shareholders of the

          Corporation and have one vote in respect of each Common share held by them.

          (b)   Dividends
                ---------

          Holders of Common shares shall be entitled to receive, out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares.

          (c)   Participation  in  Assets  on  Dissolution
                ------------------------------------------

          In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common shares shall be entitled to receive the remaining property of the Corporation.


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                                  SCHEDULE "B"

                              INSIDE HOLDINGS INC.

Other  provisions,  if  any:

1. A meeting of the shareholders of the Corporation may, in the Directors' unfettered discretion, be held at any location in North America specified by the Directors in the Notice of such meeting.

2. The Directors may, between annual general meetings, appoint one or more additional Directors of the Corporation to serve until the next annual general meeting, but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.


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